EXHIBIT 10.2

Secured Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

No. SC-__ $_________	Orlando, Florida Date: May __, 2016

MEDITE CANCER DIAGNOSTICS, INC.

15% SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, MEDITE CANCER DIAGNOSTICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of ______________ (“Holder”), the principal amount of ________________ Dollars ($__________) on the earlier of the third month anniversary of the Closing Date or the third business day following the Company’s receipt of funds exceeding $1,000,000 from an equity or debt financing (the “Additional Financing”), not including the financing contemplated by the Purchase Agreement (as defined below) (such earlier date being hereinafter referred to as the “Maturity Date”) or earlier as hereinafter provided.  Interest on the outstanding principal balance shall be paid quarterly, in arrears, at the rate of fifteen percent (15%) per annum.  Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed.  The Holder, at its sole election, may elect to have the interest accrued on this Note paid in shares of Common Stock, cash or a combination of both; provided however that any interest the Holder elects to have paid in shares of Common Stock, shall be paid at the rate of $.80 per share; provided further that if the Holder elects to have any accrued interest paid in shares of Common Stock, it must provide written notice to the Company at least five (5) Business Days prior to the interest payment due date and such notice must clearly state the amount of interest such Holder elects to be paid in shares of Common Stock.

ARTICLE 1.
Agreements

(a)      Securities Purchase Agreement.  This Note has been issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement dated as of May __, 2016, by and among the Company and the Holder, (as from time to time amended, the “Purchase Agreement”).  All of the terms and conditions of such Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note, shall have the same meanings as defined in the Purchase Agreement.

(b)      Security Agreement.  Pursuant to that certain Security Agreement dated as of

May __, 2016, by and among the Company and the Holders (the “Security Agreement”), the amounts owed under this Note are secured by a security interest as set forth in the Security Agreement.

ARTICLE 2.
Conversion

This Note may be converted into Units issued pursuant to the Company’s private financing of up to $5,000,000 (the “Follow On Offering”) Units at a price of $.80/Unit (the “Units”) consisting of: (i) a  2 year unsecured convertible note (the “Follow On Note”), which converts into shares of Common Stock at an initial conversion price of $.80 per share and (ii) a warrant to purchase one half additional share of Common Stock, with an initial exercise price equal to $.80 per share (the “Follow On Warrant”), in accordance with this Article 2.

(a)      Conversion by the Holder.  At any time prior to the Maturity Date, the Holder shall have the right to convert the unpaid principal and accrued interest owing under this Note (collectively, the “Note Balance”), in whole or in part, into Units. The number of Units that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the Note Balance by $.80 (the “Conversion Price”), with interest computed as of the Voluntary Conversion Date (defined below).  The Holder’s election to convert this Note, in whole or in part, shall be irrevocable.  The Holder shall receive the securities underlying the Units on the same terms and conditions as the investors in the Follow On Offering.  For illustrative purposes only, if the Note Balance is $50,000, upon conversion of the Note, the Holder shall receive 62,500 Units, which shall consist of a $50,000 Follow On Note convertible into up to 62,500 shares of Common Stock and a Follow On Warrant to purchase up to 25,000 shares of Common Stock.

(b)      Conversion Procedure.  The Holder shall exercise its right of conversion by forwarding the original Note, together with a Notice of Conversion, in the form attached hereto as Exhibit A, signed by the Holder, to the Company to notify the Company that the Holder is exercising its right to convert all or part of the unpaid principal and accrued interest due under this Note into Units.  The effective date of the conversion pursuant to this Article 2(b) shall be the date the Company receives the Notice of Conversion or the original Note (or if the original Note has been lost or destroyed, an affidavit of Holder certifying to such loss or destruction), whichever is later (such later date, being referred to herein as the “Voluntary Conversion Date”).  Within three (3) business days of the Voluntary Conversion Date (such 3rd date being referred to as the “Deadline”), the Company shall issue and deliver, or cause to be issued and delivered to the Holder, the Units due to the Holder.

(c)      Partial Conversion.  If the Holder elects to convert only a portion of the unpaid principal and accrued interest owing under this Note, the Company shall issue and deliver a new note of like tenor for the remaining unpaid principal and accrued interest of this Note.  The Holder and the Company shall maintain records showing the principal and interest so converted and the dates of such conversions.

(d)      Stock Certificates.  Upon conversion of this Note, the Company shall issue and deliver to Holder, or to Holder’s nominee or nominees, the Follow On Note and Follow On Warrant representing the number of such securities to which Holder shall be entitled as a result of conversion as provided herein.  The Follow On Note and Follow On Warrant shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS [NOTE OR WARRANT, AS APPLICABLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE.”

(e)      Adjustments on Conversion Amount. Until the earlier of: (i) the end of the twelfth (12th) month following the Issue Date or (ii) the completion of the Follow On Offering, the number of shares of Common Stock to be issued upon each conversion of the Holder’s Note shall be subject to adjustments as follows:

(i)           Adjustment for Stock Splits and Combinations. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions in shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock, (B) subdivides outstanding shares of common stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issues by reclassification of shares of the common stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event.  Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(ii)           Consolidation, Merger or Sale.  In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Note will have the right to acquire and receive upon conversion of this Note in lieu of the Units immediately theretofore acquirable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Units immediately theretofore acquirable and receivable upon conversion of this Note had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Company will make appropriate provision to insure that the provisions of this paragaraph will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note.  The Company will not affect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this paragraph and the obligations to deliver to the holder of this Note such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

(iii)           Notice of Adjustment.  Promptly after adjustment of the Conversion Price or any increase or decrease in the number of shares purchasable upon the conversion of the Note, the Company shall give written notice in accordance with Article 3(e).  The notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon any conversion of the Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(iv)           Other Notices.  In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities (including, without limitation, pursuant to a split or subdivision of the outstanding shares of capital stock); (b) to effect any reclassification or recapitalization of its capital stock outstanding involving a change in the capital stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the Note Holder notice of such transaction:

1.
at least five (5) business days’ prior written notice in accordance with Article 3(e) of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holder of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in (iv)(b) and (iv)(c) above; and

2.
in the case of the matters referred to in (iv)(b) and (iv)(c) above, written notice of such impending transaction not later than ten (10) business days’ prior to any shareholders’ meeting called to approve such transaction, or ten (10) business days’ prior to the closing of such transaction, whichever is earlier, and shall also notify the Note Holder in writing in accordance with Article 3(e) of the final approval of such transaction by the stockholders of the Company (if such approval is required).  The first of such notices shall describe the terms and conditions of the impending transaction that are material to a holder of Common Stock (as determined by the Board of Directors of the Company (the “Board”) in good faith) and specify the date on which a holder of Common Stock shall be entitled to exchange his, her or its Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holder prompt notice of any changes in such terms or conditions that are material to a holder of Common Stock (as determined by the Board in good faith).  The Company acknowledges that any record date must be set at a date that would permit the Note Holder effectively to exercise its rights hereunder.

(f)      Effect of Conversion.  Upon conversion of this Note in full in the manner provided by this Article 2, this Note shall be deemed fully satisfied and cancelled.

(g)      Authorized Shares.  The Company covenants that while the Notes are outstanding, the Company will reserve from its authorized and unissued common stock, free from preemptive rights, to provide for the issuance of 100% of the number of shares of common stock upon the full conversion of the Follow On Notes and Follow On Warrants (the “Reserved Amount”).  If the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Follow On Notes or Follow On Warrants shall be convertible or exercisable, respectively at the then current conversion price and exercise price, respectively thereof, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Follow On Notes and exercise of the outstanding Follow On Warrants.  The Company (i) acknowledges that it has irrevocably authorized by its Board of Directors to issue the Units, and (ii) agrees that its issuance of the Holder’s Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the securities underlying the Units in accordance with the terms and conditions of the Holder’s Note.

(h)           Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.  In the event of a dispute as to the number of Units issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Units not in dispute and resolve such dispute in accordance with Article 2(i) below.

(h)      Dispute Resolution.  In the case of a dispute as to the arithmetic calculation of the Conversion Price or number of Units to be issued (the “Conversion Amount”), the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Price or Conversion Amount to the Company’s independent, outside accountant.  The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.  The party whose calculation is furthest from the accountant’s determination or calculation, shall be obligated to pay the fees and expenses of such accountant.

ARTICLE 3.

Events of Default and Acceleration

(a)      Events of Default Defined.  The entire unpaid principal amount of this Note, together with interest thereon shall forthwith become and be due and payable if any one or more the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.  An Event of Default shall occur:

(i)           if failure shall be made in the payment of the principal of this Note or in the payment of any installment of interest on this Note when and as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due; or

(ii)           the Company’s (A) failure to issue the Units by the Deadline or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into Units that is tendered in accordance with the provisions of the Notes;

(iii)           At any time following the tenth (10th) consecutive Trading Day that the Reserved Amount is less than the number of shares of Common Stock that the Holder would be entitled to receive upon full conversion of the Follow On Notes or full exercise of the Follow On Warrants (without regard to any limitations on conversion set forth herein or otherwise);

(iv)           the Company defaults in the performance of or compliance with its obligations under any of this Note, the Purchase Agreement or any of the Transaction Documents and such default has not been cured for thirty (30) days after written notice of default is given to the Company; or

(v)           any representation or warranty made by or on behalf of the Company in this Note, the Purchase Agreement or any of the Transaction Documents proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for sixty (60) business days after written notice of default is given to the other party;

(vi)           if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or

(vii)           if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

(viii)           if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof.

(b)      Remedies Following An Event Of Default.  Upon occurrence of an Event of Default defined in subsection (a) of this Article 2, this Note and all accrued Interest to the date of such default shall, at the option of the Holder, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company; provided further that upon an Event of Default, the Company shall issue the Holder warrants in amount equal to 10% of the then outstanding principal amount of this Note per month, until such default is cured.

(c)      Rights of the Holder.  Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Holder to bring an action against the Company.

ARTICLE 4.

1.	Miscellaneous

(a)      Prepayments and Partial Payments.  The Company may prepay this Note in whole or in part at anytime; provided, that any partial payment of principal shall be accompanied by payment of accrued interest to the date of prepayment.  Any payment made to the holders of the Notes which is not a full payment of all principal and interest on all of the Notes shall be made pro rata to the holders of the Notes based on the respective principal amounts of the Notes.

(b)      Transferability.  This Note shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law.  The Company shall treat as the owner of this Note the person shown as the owner on its books and records.  The term “Holder” shall include the initial holder named on the first page of this Note and any subsequent holder of this Note.

(c)      WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.

(d)      Usury Saving Provision.  All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(e)      Notice to Company.  Any notice(s) given under this Note shall be given on the same terms and conditions set forth in Section 8(f) of the Purchase Agreement.

(f)      Governing Law.  This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.  The Company hereby (i) consents to the non-exclusive jurisdiction of the United States District Court sitting in New York, New York in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

(g)      Expenses.  In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the Holder with respect thereto, if the Holder is successful in enforcing such action.

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

MEDITE CANCER DIAGNOSTICS, INC.

By:__________________________________

Name: Michaela Ott, Chief Executive Officer

EXHIBIT A

CONVERSION NOTICE

MEDITE Cancer Diagnostics, Inc.
4203 SW 34th Street
Orlando, FL 32811
Attention: Michaela Ott

This Notice (the “Notice”) is being provided to inform MEDITE Cancer Diagnostics, Inc. (the “Company”), that the undersigned (the “Holder”) irrevocably elects to convert the unpaid principal and accrued interest set forth below owed by the Company under the Secured Convertible Note dated [  ] (the “Note”), into Units as provided in Article 2 of the Note.  The conversion shall be effective as of the Voluntary Conversion Date, as defined in the Note.

The number of Units to which the Holder shall be entitled to receive shall be determined by dividing (i) the amount of unpaid principal and accrued interest that the Holder hereby elects to convert, as set forth below, by (ii) the Conversion Price as provided in Article 2 of the Note.  The Holder shall receive a Follow On Note and Follow On Warrant, as such terms are defined in Article 2 of the Note, representing the number of such securities due to the Holder upon conversion.

Effective as of the Voluntary Conversion Date, subject to the Company’s receipt of the original Note, the Note is cancelled and terminated only as to the amount of principal and accrued interest set forth below. If the Holder has elected to convert only a portion of the unpaid principal and accrued interest due under the Note, the Company shall issue and deliver, or cause to be issued and delivered to the Holder, a new note of like tenor for the remaining unpaid principal and accrued interest of the Note.

Date:________________	___________________________________
Signature

___________________________________
Print Name

Address:
_____________________________________
_____________________________________
_____________________________________
Principal to be converted: $______________________________	$____________________________
Accrued interest to be converted: $________________________	$____________________________
Conversion Price: $____________________________________	$_____________________________
Amount of Follow On Notes to be issued: $__________________________________________	$_____________________________
Amount of Follow On Warrants to be issued:	_____________________________